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                                                                   EXHIBIT 10.33

                        AMENDMENT TO CONSULTING AGREEMENT

        This AMENDMENT TO CONSULTING AGREEMENT (the "Amendment"), dated as of March 1, 2001, is entered into by and between MP3.com, Inc. ("Client") and Howard B. Wiener ("Consultant").

                                    RECITALS

        A. Client and Consultant (the "Parties") previously entered into that certain Consulting Agreement, dated as of October 30, 2000 (the "Agreement").

        B. The Parties desire to amend the Agreement in order to modify the compensation and required time commitments contained therein.

        C. All capitalized terms used herein but not defined shall have the meanings given to such terms in the Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and in consideration of mutual covenants and agreements of the Parties hereto, the Parties mutually covenant and agree as follows:

        1. The last sentence of the third paragraph of Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

               [1. ENGAGEMENT OF SERVICES.]

               [   ]

                      Client understands that after this initial period,
               Consultant's business schedule shall have been revised, and that during the period (i) from the Effective Date until March 1, 2001, Consultant shall have averaged the equivalent of two (2) days per week devoted to performing his consulting services under this Agreement; and (ii) from March 1, 2001 until the end of the term, Consultant shall have averaged the equivalent of one (1) day per week devoted to performing his consulting services under this Agreement.

        2. Section 2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

               2.     COMPENSATION.

                      (a) ANNUAL FEE. As consideration for Consultant's
               provision of services hereunder, Client shall pay Consultant consulting fees in the amount of: (i) Thirty-Seven Thousand Five Hundred Dollars ($37,500) per month from the Effective Date until March 1, 2001; and (ii) Eighteen Thousand Seven Hundred Fifty Dollars ($18,750) per month from March 1, 2001 until the end of the term of this Agreement.


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        3. Except as otherwise amended herein, the Agreement shall remain in full force and effect.

        4. This Amendment shall be governed by the laws of the State of California as such laws are applied to contracts entered into and performed entirely within the State of California by California residents. This Amendment may be executed in any number of counterparts, each of which may be executed by less than all of the Parties hereto, and all of which together shall constitute one instrument. This Amendment may be executed and delivered by facsimile and the Parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each Party may use such facsimile signatures as evidence of the execution and delivery of this Amendment by all Parties to the same extent that an original signature could be used.

        IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.


"CLIENT"

MP3.COM, INC.,
A DELAWARE CORPORATION



Signed: /s/  PAUL L. H. OUYANG
       -----------------------------------
Printed Name: Paul L. H. Ouyang
             -----------------------------
Title: EVP, CFO
      ------------------------------------


"CONSULTANT"

HOWARD B. WIENER,
AN INDIVIDUAL



Signed:  /s/ HOWARD B. WIENER
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